Exhibit 5.1


                               Hunton & Williams
                              951 East Byrd Street
                             Riverfront Plaza, East
                               Richmond, VA 23219




                                                    FILE NO.:     33411.027002
                                                    DIRECT DIAL:  804/788-8200



                                 June 26, 1998



Crestar Securitization, LLC
919 East Main Street
Richmond, Virginia  23219

Gentlemen:

         We have acted as counsel to Crestar Securitization, LLC, a Virginia limited liability company (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale of Student Loan Asset Backed Notes (the "Notes"). In this capacity, we have examined the Registration Statement, the Company's Articles of Organization and Operating Agreement, and such other materials as we have deemed necessary to the issuance of this opinion. Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Registration Statement.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a limited liability company under the laws of the Commonwealth of Virginia.

         2. Each trust agreement, indenture and transfer and servicing agreement, the forms of which are included as exhibits to the Registration Statement (each, an "Agreement"), has been duly authorized by the Company, and when duly executed and delivered by the parties thereto, will constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights

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Crestar Securitization, LLC
June 26, 1998
Page 2


generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Notes have been duly authorized by the Company, and when the Notes have been duly issued, executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the purchasers thereof, the Notes will be legally and validly issued, and the holders of the Notes will be entitled to the benefits provided by the Indenture pursuant to which such Notes were issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                    Very truly yours,



                                                    /s/ Hunton & Williams